Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

i.	Registration Statement on Form S-3/A, Amendment No. 1 (SEC file no. 333-160565, filed with the SEC on August 7, 2009);
ii.	Registration Statement on Form S-3/A, Amendment No. 1 (SEC file no. 333-164256, filed with the SEC on April 22, 2010);
iii.	Registration Statement on Form S-3/A, Amendment No. 1 (SEC file no. 333-165223, filed with the SEC on April 22, 2010);
iv.	Registration Statement on Form S-3 (SEC file no. 333-170800, filed with the SEC on November 23, 2010);
v.	Registration Statement on Form S-3/A, Amendment No. 1 (SEC file no. 333-192401, filed with the SEC on November 25, 2013);
vi.	Registration Statement on Form S-3 (SEC file no. 333-198196, filed with the SEC on August 15, 2014);
vii.	Registration Statement on Form S-3 (SEC file no. 333-198601, filed with the SEC on September 5, 2014);
viii.	Registration Statement on Form S-3 (SEC file no. 333-208013, filed with the SEC on November 13, 2015);
ix.	Registration Statement on Form S-3 (SEC file no. 333-210552, filed with the SEC on April 1, 2016);
x.	Registration Statement on Form S-8 pertaining to Securities to the 2016 Stock Incentive Plan (SEC file no. 333-213500, filed with the SEC on September 2, 2016);
xi.	Registration Statement on Form S-3 (SEC file no. 333-215444, field with the SEC on March 6, 2017);
xii.	Registration Statement on Form S-3 (SEC file no. 333-218025, field with the SEC on May 16, 2017); and
xiii.	Registration Statement on Form S-3 (SEC file no. 333-220404, field with the SEC on September 8, 2017);

of our reports dated October 13, 2017, with respect to the consolidated financial statements of Uranium Energy Corp. and the effectiveness of internal control over financial reporting of Uranium Energy Corp. included in this Annual Report (Form 10-K) of Uranium Energy Corp. for the year ended July 31, 2017.

Vancouver, Canada	/s/ Ernst & Young LLP
October 13, 2017	Chartered Professional Accountants